ACCOLADE FUNDS

                               BONNEL GROWTH FUND
                                 MEGATRENDS FUND


                                  July 18, 1996

Bankers Trust Company
31st Floor
130 Liberty Street
New York, New York 10005

Gentlemen:

Pursuant to the Custodian Agreement between Bankers Trust Company and Accolade Funds, a Massachusetts business trust, this is notification that one new Sub-Trust has been created, namely the MegaTrends Fund. This new portfolio will become effective with the Securities and Exchange Commission in the near future.

Accolade Funds will consist of two separate portfolios. Bankers Trust Company currently serves as Custodian for the portfolios.

We hereby request that Bankers Trust Company act as Custodian for the MegaTrends Fund and that an authorized officer of Bankers Trust Company execute both copies of this letter as agreement to include the new portfolio under the Custodian Agreement -- as contemplated in Paragraph 2 and subject to the execution of the appropriate amendments.

Please retain one executed copy for your records and return one copy to the Secretary of the Trust of Accolade Funds. In addition, please prepare and forward an amended Schedule A to the Custodian Agreement for our signature.

ACCOLADE FUNDS

/S/ BOBBY D. DUNCAN

Bobby D. Duncan
Executive Vice President
Chief Operating Officer


Bankers Trust Company hereby agrees to act as Custodian for the MegaTrends Fund.

BANKERS TRUST COMPANY

By: /S/ BARRY KLAYMAN                                Date:  July 26, 1996
    ---------------------------
    BARRY KLAYMAN, VICE PRESIDENT
    Print Name and Title

 ...............................................................................
                               7900 Callaghan Road
            Mail Address: P.O. Box 781234, San Antonio, TX 78278-1234
              Tel (210) 308-1234 1-800-4-BONNEL Fax (210) 308-1220
                            E-mail:shsvc@usfunds.com
--------------------------------------------------------------------------------

                                   Appendix A

                         To Custodian Account Agreement
                          Dated as of January 10, 1994
                       Between Accolade Funds ("Company")
                     and Bankers Trust Company ("Custodian")
                                (Paragraph 1(k))

                               LIST OF PORTFOLIOS


96911        BONNEL GROWTH FUND

96887        MEGATRENDS FUND



ACCOLADE FUNDS                         BANKERS TRUST COMPANY



By     /S/ Susan B. McGee              By       /S/ Barry Klayman
     ----------------------------               --------------------------
Title: Vice President                  Title: Vice President

Date: July 30, 1996                    Date: July 26, 1996